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                                                                    EXHIBIT 4.10

                             SUPPLEMENTAL INDENTURE

                               ESCROW CORP. MERGER

         SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of May 17, 2002 among Tesoro Escrow Corp. (the "Company"), Tesoro Petroleum Corporation ("Tesoro"), the subsidiary guarantors listed on the signature page hereto (the "Original Guarantors") and U.S. Bank National Association, as trustee under the indenture referred to below (the "Trustee"). Capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Indenture (as defined below).

                                   WITNESSETH

         WHEREAS, the Company has executed and delivered to the Trustee an indenture (as amended and in effect, the "Indenture"), dated as of April 9, 2002, providing for the initial original issuance of an aggregate principal amount of $450,000,000 of 9 5/8% Senior Subordinated Notes due 2012 (the "Notes");

         WHEREAS, Section 5.01 of the Indenture provides that, upon any merger of the Company with and into another corporation, the Person surviving such merger (if other than the Company) shall assume all of the obligations and covenants of the Company under the Notes and the Indenture pursuant to a supplemental indenture;

         WHEREAS, Section 5.02 of the Indenture provides that, upon any merger of the Company in accordance with Section 5.01 of the Indenture, the successor corporation into which the Company is merged shall succeed to, and be substituted for and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor Person had been a party to the Indenture;

         WHEREAS, Tesoro intends to merge the Company with and into Tesoro immediately prior to the acquisition of the Golden Eagle Assets (the "Escrow Corp. Merger") and pursuant to this Supplemental Indenture Tesoro, as the surviving corporation, intends to assume all of the obligations and covenants of the Company under the Notes and the Indenture and succeed to and be substituted for the Company under the Indenture;

         WHEREAS, Article XI of the Indenture provides that upon the consummation of the Escrow Corp. Merger and Tesoro's assumption of the obligations and covenants of the Company under the Notes and the Indenture, the Original Guarantors shall execute and deliver to the Trustee this Supplemental Indenture pursuant to which such Subsidiaries shall unconditionally guarantee all of Tesoro's Obligations (as successor to the Company) under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

         WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, Tesoro, the Original


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Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

         1. Effect. This Supplemental Indenture shall become effective upon filing of the certificate of merger with the Secretary of State of Delaware to effectuate the acquisition of the Golden Eagle Assets.

         2. Succession to Indenture. Tesoro hereby assumes all obligations and covenants (including, without limitation, all the Obligations) of the Company under the Indenture and the Notes, and pursuant to Section 5.02 of the Indenture, Tesoro hereby succeeds to and is substituted for, and may exercise every right and power of, the Company under the Indenture and the Notes, with the same effect as if Tesoro has been a party to the Indenture. Tesoro agrees to comply with all applicable terms of the Indenture and the Notes.

         3. Agreement to Guarantee. Each of the Original Guarantors hereby agrees, jointly and severally with all other Original Guarantors, to guarantee Tesoro's Obligations under the Notes and the Indenture on the terms and subject to the conditions set forth in Article XI of the Indenture and to be bound by all other applicable provisions of the Indenture as a Guarantor thereunder.

         4. No Recourse Against Others. No past, present or future director, officer, employee, manager, incorporator, partner, member, agent, shareholder or other owner of Capital Stock of the Company, Tesoro and any Guarantor, as such, shall have any liability for any obligations of the Company, Tesoro or any Guarantor under the Notes, any Subsidiary Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

         5. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE.

         6. Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

         7. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

         8. The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the Original Guarantor.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed and attested, all as of the date first above written.

                                     TESORO ESCROW CORP.

                                     By: /s/ GREGORY A. WRIGHT
                                         ---------------------------------------
                                         Name:  Gregory A. Wright
                                         Title: Senior Vice President and Chief
                                                Financial Officer


                                     TESORO PETROLEUM CORPORATION

                                     By: /s/ GREGORY A. WRIGHT
                                         ---------------------------------------
                                         Name:  Gregory A. Wright
                                         Title: Senior Vice President and Chief
                                                Financial Officer


                                     FAR EAST MARITIME COMPANY
                                     GOLD STAR MARITIME COMPANY
                                     TESORO FINANCIAL SERVICES HOLDING
                                     COMPANY
                                     VICTORY FINANCE COMPANY

                                     By: /s/ SHARON L. LAYMAN
                                         ---------------------------------------
                                         Name:  Sharon L. Layman
                                         Title: Authorized Person

                                     DIGICOMP INC.
                                     KENAI PIPE LINE COMPANY
                                     SMILEY'S SUPER SERVICE, INC.
                                     TESORO ALASKA COMPANY
                                     TESORO ALASKA PIPELINE COMPANY
                                     TESORO AVIATION COMPANY
                                     TESORO GAS RESOURCES COMPANY, INC.
                                     TESORO HAWAII CORPORATION
                                     TESORO HIGH PLAINS PIPELINE COMPANY
                                     TESORO MARINE SERVICES HOLDING COMPANY
                                     TESORO MARINE SERVICES, LLC
                                     TESORO MARITIME COMPANY



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                                     TESORO NORTHSTORE COMPANY
                                     TESORO PETROLEUM COMPANIES, INC.
                                     TESORO REFINING AND MARKETING COMPANY
                                     TESORO TECHNOLOGY COMPANY
                                     TESORO TRADING COMPANY
                                     TESORO VOSTOK COMPANY

                                     By: /s/ SHARON L. LAYMAN
                                         ---------------------------------------
                                         Name:  Sharon L. Layman
                                         Title: Vice President and Treasurer

                                     U.S. BANK NATIONAL ASSOCIATION, as Trustee


                                     By: /s/ JAMES KOWALSKI
                                         ---------------------------------------
                                         Name:  James Kowalski
                                         Title: Assistant Vice President






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